UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 11, 2008 (June 5, 2008)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 200, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           At the 2008 annual meeting of stockholders of Brookdale Senior Living Inc. (the “Company”) held on June 5, 2008, the Company’s stockholders approved the Brookdale Senior Living Inc. Associate Stock Purchase Plan (the “Stock Purchase Plan”). The Stock Purchase Plan will become effective on October 1, 2008.

The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries the opportunity to purchase shares of the Company’s common stock on a quarterly basis at a discounted price through accumulated payroll deductions. The purpose of the Stock Purchase Plan is to provide an incentive for eligible employees to become stockholders. The Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code.

The following is a brief summary of certain provisions of the Stock Purchase Plan.  This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Plan filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Participation, Awards Under the Stock Purchase Plan. Pursuant to the Stock Purchase Plan, all employees of the Company or any of its subsidiaries who have been employed by the Company for at least six months, except those that customarily work 20 hours per week or less and those that customarily work less than five months in any calendar year, are eligible to participate in the Stock Purchase Plan. Any employee who owns more than five percent (5%) of the Company’s common stock, however, is not eligible to participate in the Stock Purchase Plan.

Participating in the Stock Purchase Plan is voluntary, and eligible employees may enroll by specifying the amount of compensation to be deducted during each payroll period for the purchase of shares of common stock. The Stock Purchase Plan will operate on the basis of successive periods of three (3) months (i) commencing on July 1 and ending on September 30; (ii) commencing on October 1 and ending on December 31; (iii) commencing on January 1 and ending on March 31; and (iv) commencing on April 1 and ending on June 30. Each of these three month periods is hereafter referred to as an “Option Period”.

Under the terms of the Stock Purchase Plan, each eligible employee may elect to deduct from his or her compensation not less than $10.00 and up to 15% of his or her base pay for each Option Period. The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the Stock Purchase Plan). On the Exercise Date, which is the last trading date of each Option Period, the amount deducted from each participant’s salary over the course of the Option Period will be used to purchase shares of the Company’s common stock at a purchase price (the “Exercise Price”) equal to 90% of the closing market price of the shares of common stock on the New York Stock Exchange on the Exercise Date. On each Exercise Date, all options shall be automatically exercised, except for the options of persons whose employment has terminated or who have withdrawn all contributions. If the total number of shares of common stock to be purchased by all participants on an Exercise Date exceeds the number of shares of common stock remaining authorized for issuance under the Stock Purchase Plan, a pro-rata allocation of the shares of common stock available for issuance will be made among the electing participants in proportion to their respective Contribution Account balances on the Exercise Date.

Options granted under the Stock Purchase Plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of the Company’s common stock which may be purchased by any participant on an Exercise Date shall be 200 shares; (ii) no participant is allowed to purchase, during any calendar year, stock under the Stock Purchase Plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the common stock of the Company; and (iv) no participant may assign, transfer or otherwise alienate any options granted to him, except by will or the laws of descent and distribution, and such option must be exercised during the participant’s lifetime only by him.

To be eligible for or to change the amount of withholding for an Option Period, a participant must have completed an enrollment form specifying the amount to be withheld at least 15 days prior to the commencement of an Option Period. A participant may elect to withdraw from the Stock Purchase Plan and to withdraw the balance of the participant’s Contribution Account by notifying the Company in writing at any time during the Option Period prior to the Exercise Date, provided that the withdrawal request cannot be made during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31. If a participant fails to timely notify the Company of his or her intent to withdraw, the participant’s contributions during such Option Period will be used to purchase shares on the Exercise Date for the benefit of the participant.

Upon termination of employment as a result of death, disability or retirement (at or after age 65) during an Option Period, no further contributions will be made to a participant’s Contribution Account. In such an event, the participant or his or her legal representative may elect to withdraw the balance of the participant’s Contribution Account by notifying the Company in writing prior to the Exercise Date in the Option Period; provided that the withdrawal request cannot be made during the periods from March 22 through March 31, June 21 through June 30, September 21 through September 30 and December 22 through December 31. If no such request is timely made, the balance will be used to purchase shares of common stock on the succeeding Exercise Date. In the event of a termination of a participant’s employment for a reason other than death, disability or retirement during an Option Period, no further contributions will be made and the remaining balance will be paid in cash to the former employee.

Amendment and Termination. The Board of Directors may at any time amend the Stock Purchase Plan in any respect, including termination of the Stock Purchase Plan, without notice to participants. If the Stock Purchase Plan is terminated, all options to purchase stock outstanding at the termination date shall become null and void and the balance in each participant’s Contribution Account shall be paid to that participant, without interest. Without the approval of the stockholders of the Company, however, the Stock Purchase Plan may not be amended to increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company).

Number of Shares Reserved Under Stock Purchase Plan. The Company has initially reserved 1,000,000 shares of common stock for issuance under the Stock Purchase Plan. The aggregate number of shares of common stock reserved under the Stock Purchase Plan and the calculation of the Exercise Price shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any such adjustment would create a fractional share of common stock or a right to acquire a fractional share of common stock, such fractional share shall be disregarded.  In addition, the number of shares of stock reserved for issuance under the Stock Purchase Plan will automatically increase by 200,000 shares on the first day of each calendar year beginning January 1, 2010.

Rights as a Stockholder. At the time funds are used to purchase common stock under the Stock Purchase Plan, a participant shall have all the rights and privileges of a stockholder of the Company with respect to whole shares purchased under the Stock Purchase Plan, whether or not certificates representing such shares have been issued.

Section 9 — Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits

10.1	Brookdale Senior Living Inc. Associate Stock Purchase Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	June 11, 2008	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Brookdale Senior Living Inc. Associate Stock Purchase Plan